                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             SENTIGEN HOLDING CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             SENTIGEN HOLDING CORP.
                              580 MARSHALL STREET
                             PHILLIPSBURG, NJ 08865

October 15, 2003

Dear Stockholder,

     You are cordially invited to attend our 2003 Annual Meeting of Stockholders to be held on Wednesday, November 19, 2003 at 12:00 noon, Eastern Time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York.

     The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. This year, you are being asked to
(1) elect seven directors to our Board of Directors and (2) to ratify our appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003.

     At the meeting, we will also report on our affairs and provide a discussion period for questions and comments of general interest to stockholders.

     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented. Accordingly, we request that you sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

                                          Cordially,

                                          /s/ JOSEPH K. PAGANO
                                          --------------------------------------
                                          Joseph K. Pagano
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                             SENTIGEN HOLDING CORP.
                              580 MARSHALL STREET
                         PHILLIPSBURG, NEW JERSEY 08865

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sentigen Holding Corp. will be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York, on Wednesday, November 19, 2003 at 12:00 noon, Eastern Time, for the following purposes:

          (1) To elect seven directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

          (2) To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2003; and

          (3) To transact such other business as may properly come before the meeting, or any or all postponement(s) or adjournment(s) thereof.

     Only stockholders of record at the close of business on October 10, 2003 will be entitled to notice of, and to vote at, the meeting and any postponement(s) or adjournment(s) thereof.

     We cordially invite all stockholders to attend the Annual Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. No postage is required if you mail the proxy in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                          By Order of the Board of Directors

                                          /s/ JOSEPH K. PAGANO
                                          --------------------------------------
                                          Joseph K. Pagano
                                          Chairman of the Board, Chief Executive
                                          Officer and President

Phillipsburg, New Jersey
October 15, 2003

                             SENTIGEN HOLDING CORP.
                              580 MARSHALL STREET
                         PHILLIPSBURG, NEW JERSEY 08865

                                PROXY STATEMENT

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement (first mailed on or about October 15, 2003) is furnished to the holders of our common stock as part of the solicitation by our Board of Directors of proxies for use at the 2003 Annual Meeting of Stockholders or any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held on Wednesday, November 19, 2003 at 12:00 noon, Eastern Time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York, and any postponements or adjournments thereof.

     It is proposed that at the Annual Meeting our stockholders (i) elect seven directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified and (ii) ratify our appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003.

     Management is not currently aware of any other matters to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

     Proxies for use at the Annual Meeting are being solicited by our Board of Directors. Proxies will be solicited chiefly by mail; however, certain of our officers, directors, employees and agents, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile or other personal contact. We will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of our common stock.

REVOCABILITY AND VOTING OF PROXY

     The proxy will be voted (or withheld from voting) in accordance with any specifications made. Where no specifications are indicated, the proxies will vote "FOR" the nominees for directors as described below under Proposal 1, "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003, as set forth in Proposal 2, and in the discretion of the proxy holders on any other business properly coming before the meeting and any postponement(s) or adjournment(s) thereof. A proxy may be revoked by giving notice to our Secretary in person, or by written notification actually received by the Secretary, at any time prior to its being exercised.

RECORD DATE AND VOTING RIGHTS

     On October 10, 2003, there were 7,454,744 shares of our common stock outstanding, each of which is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at the Annual Meeting or any and all postponement(s) or adjournment(s) thereof. The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     The affirmative vote of the holders of a plurality of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify our appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2003.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 10, 2003 with respect to the common stock ownership of (i) each person known by us to beneficially own more than 5% of our voting securities; (ii) each of our directors and director nominees; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all of our directors and executive officers as a group.

NAME AND ADDRESS(1)                                         NUMBER OF SHARES        PERCENT OF SHARES
OF BENEFICIAL OWNER                                       BENEFICIALLY OWNED(2)     BENEFICIALLY OWNED
-------------------                                       ---------------------     ------------------
Joseph K. Pagano........................................        1,541,450(3)               19.6%
Frederick R. Adler......................................          743,573(4)               10.0%
Samuel A. Rozzi.........................................          507,525                   6.8%
Thomas Livelli..........................................          164,380(5)                2.2%
Joel M. Pearlberg.......................................           35,000(6)                  *
Gerald Greenwald........................................           20,000(7)                  *
Fredrick B. Rolff.......................................           31,000(8)                  *
Bruce E. Slovin.........................................               --(9)                  *
Erik R. Lundh...........................................               --(10)                 *
D.H. Blair InvestmentBanking Corp. .....................        1,134,859(11)              15.2%
All directors and executive officers as a group (nine
  persons)..............................................        3,042,928(12)              38.4%

---------------

  *  Less than 1% of the outstanding common stock

 (1) The address of each beneficial owner is c/o Sentigen Holding Corp. is 580 Marshall Street, Phillipsburg, NJ 08865.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Shares of common stock issuable pursuant to options, to the extent such options are exercisable or convertible within 60 days after October 10, 2003, are treated as outstanding for purposes of computing the percentage of the person holding such securities but are not treated as outstanding for purposes of computing the percentage of any other person.

 (3) Includes (i) 25,000 shares of common stock held of record by the Joseph K. Pagano, Jr. Trust established for Mr. Pagano's son, and (ii) options to purchase 367,000 shares of common stock which are exercisable within 60 days. Excludes options to purchase 50,000 shares of common stock.

 (4) These shares of common stock are held by the Frederick R. Adler Intangible Asset Management Trust of which Mr. Adler is the settlor and beneficiary. Does not include 1,124,859 shares of common stock over which Mr. Adler is trustee pursuant to a voting trust among us, D.H. Blair Investment Banking Corp. and Mr. Adler. The voting trust agreement provides that Mr. Adler will vote those shares in the same manner as the public, on a proportionate basis, excluding the votes of our officers, directors and greater than ten-percent stockholders. However, with respect to a vote or consent in connection with either a "Rule 13e-3 Transaction" (as defined in Rule 13e-3 promulgated under Securities Exchange Act of 1934) or a transaction in which stockholders are afforded appraisal rights under Section 262 of the Delaware General Corporation Law, Mr. Adler will vote these shares as directed D. H. Blair, or by the actual holders of the shares. Mr. Adler disclaims beneficial ownership of all shares other than those held in his name.

 (5) Includes options to purchase 10,000 shares of common stock which are exercisable within 60 days. Excludes options to purchase 15,000 shares of common stock.

 (6) Excludes options to purchase 20,000 shares of common stock.

 (7) Represents options to purchase 20,000 shares of common stock which are exercisable within 60 days. Excludes options to purchase 10,000 shares of common stock.

 (8) Includes options to purchase 30,000 shares of common stock which are exercisable within 60 days. Excludes options to purchase 20,000 shares of common stock.

 (9) Excludes options to purchase 20,000 shares of common stock.

(10) Excludes options to purchase 50,000 shares of common stock.

(11) J. Morton Davis is the sole stockholder of D.H. Blair Investment Banking Corp. The amount reported includes 10,000 shares owned by Mr. Davis' wife of which Mr. Davis disclaims beneficial ownership. The information with respect to D.H. Blair Investment Banking Corp. and J. Morton Davis is based upon the Schedule 13G/A, dated May 23, 2001, filed by such persons with the Securities and Exchange Commission. All the shares beneficially owned by D.H. Blair Investment Banking Corp. have been placed in trust, pursuant to the trust agreement described in footnote 4. The voting trust agreement does not limit D. H. Blair's ability to make public sales of the shares in the open market pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to Rule 144 thereunder or to make private sales of the shares pursuant to Section 4(1) of the Securities Act of 1933, provided, however, that shares sold in private sales will continue to be subject to the voting trust agreement until certain conditions are met. In addition, D.H. Blair agreed that, during the term of the voting trust agreement, it will not acquire additional shares of our common stock or other securities convertible into our common stock. Mr. Adler disclaims beneficial ownership of all shares other than those held in his name.

(12) Includes options to purchase 427,000 shares of common stock which are exercisable within 60 days. Excludes options to purchase 185,000 shares of common stock.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, seven (7) directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At the Annual Meeting, the proxies granted by stockholders will be voted individually for the election of the nominees, who are also our current directors, listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, an eventuality that the Board of Directors has no reason to believe will occur, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to our Board of Directors that he has consented to be named and has indicated his intent to serve in his capacity as director.

     Set forth below is certain information regarding the nominees for directors.

NAME                                AGE            POSITION WITH THE COMPANY
----                                ---            -------------------------
Joseph K. Pagano..................  58    Chairman of the Board, Chief Executive
                                          Officer and President
Thomas Livelli....................  50    Director, President and Chief Executive
                                          Officer of Cell & Molecular Technologies,
                                          Inc.
Frederick R. Adler................  78    Director
Samuel A. Rozzi...................  58    Director
Joel M. Pearlberg.................  66    Director
Gerald Greenwald..................  68    Director
Bruce E. Slovin...................  67    Director

     The principal occupation and business experience for at least the past five years for each director is set forth below.

     Joseph K. Pagano has served as our Chairman of the Board for more than the last five years. From 1991 until April 1999, we engaged Mr. Pagano as a consultant, commencing an employment relationship thereafter. Mr. Pagano has been a private investor for more than the past five years. Mr. Pagano has been active in venture capital for over 20 years, with investments in a wide variety of industries, including information and technology, medical equipment, biotechnology, communications, retailing and outsourcing. He was a founding investor in Ribi Immunochem, one of the earliest biotechnology companies to go public and one of the first to focus on cancer vaccines. He participated in the early round financing of Amcell Cellular Communication, which was sold to Comcast. He was a founding investor of NMR of America, the first magnetic resonance imaging, or MRI, center business to go public and was also a founding shareholder and director of Office Depot, the first office warehouse to go public.

     Thomas Livelli has served as a member of our Board of Directors since June 1998. He has been the President and Chief Executive Officer of our Cell and Molecular Technologies subsidiary ("CMT") since May 1997. He was also president of CMT's predecessor company from 1987 until May 1997. From January 1986 until July 1997, Mr. Livelli was a laboratory manager at the Howard Hughes Medical Institute at Columbia University. Prior to 1986, Mr. Livelli worked at Merck Research Laboratories and Cistron Biotechnology, directing their respective gene expression programs. While at Cistron, Mr. Livelli was a visiting scholar at Columbia University. Mr. Livelli maintains a part-time faculty appointment at Columbia University College of Physicians & Surgeons in the Department of Neurobiology and Behavior.

     Frederick R. Adler has been a member of our Board of Directors and that of our predecessor company for more than the last five years. Mr. Adler is Managing Director of Adler & Company, a venture capital management firm he organized in 1968, and a general partner of its related investment funds. Over the years, he has been an officer and/or director of a large number of corporations both public and private. Some of these corporations include, Applied Materials, Biotechnology General (now Savient Pharmaceuticals, Inc.), Data General Corp., Electronics for Imaging, Inc., Intersil, Inc., Joy Technologies, Life Technologies (now Invitrogen) and Scitex, Inc. Since January 1996, Mr. Adler has been of counsel to the law firm of Fulbright & Jaworski L.L.P. and was a senior partner in the firm prior to that.

     Samuel A. Rozzi has been a member of our Board of Directors since January 1997. He previously served as a member of our Board of Directors from 1991 until June 1996. Mr. Rozzi has been the President of Corporate National Realty, Inc., a corporate real estate brokerage and services firm, since September 1988. Mr. Rozzi is the uncle of Fredrick B. Rolff.

     Joel M. Pearlberg has served as a member of our Board of Directors since February 2001. Mr. Pearlberg is General Partner of Steinhardt Partners, L.P., a private hedge fund he joined in January 1991. Mr. Pearlberg graduated from New York University with a B.S. in Accounting and is a Certified Public Accountant. In 1962, he joined the public accounting firm of Harry Goodkin & Co. where he rose to the position of Managing Partner. In April 1983, he started the firm of J.M. Pearlberg & Company, a public accounting firm specializing in investment partnerships, security taxation and tax planning for high net worth individuals. In April 1989, he joined HPB Associates, L.P., a private investment partnership as Controller.

     Gerald Greenwald has served as a member of our Board of Directors since June 2001. Mr. Greenwald recently founded Greenbriar Equity Group with Joel Beckman and Reginald Jones. Greenbriar Equity Group has formed a strategic alliance with Berkshire Partners to make private equity investments in the global transportation sector. Mr. Greenwald is presently Chairman Emeritus of UAL Corporation and United Airlines, its principal subsidiary. From 1994 until his retirement in July 1999, Mr. Greenwald was Chairman and Chief Executive Officer of United Airlines. Mr. Greenwald has also served as Managing Director of Dillon Read & Co., an investment banking company, and as President of Olympia & York Developments, Ltd., a real estate development company. His career started in the automobile industry at Ford Motor Company, where he held several positions including Controller, Director of Ford's operations in Europe and as President of Ford of Venezuela. Mr. Greenwald later was employed by Chrysler Corporation, where he held various positions, including Corporate Controller and Chief Financial Officer, before being promoted to Vice Chairman, where he shared full responsibility with the Chief Executive Officer for the operations of the company. Mr. Greenwald graduated cum laude from Princeton University's Woodrow Wilson School and received a masters degree in economics from Wayne State University. Mr. Greenwald has been a member of the board of directors of Aetna, Inc. since September 1993. Mr. Greenwald also has been a member of the board of directors of Calpine Corp. since July 2001.

     Bruce E. Slovin has served as a member of our Board of Directors since September 2003. Mr. Slovin has served as President of 1 Eleven Associates, LLC, a private investment firm since January 2000. From 1985 until December 2000, Mr. Slovin was the President and a director of MacAndrews & Forbes Holdings Inc. and Revlon Group, Inc., privately held industrial holding companies. Mr. Slovin is a director of M&F Worldwide Corp. (NYSE: MFW), a manufacturer of licorice extract and flavorings, Daxor Corporation (AMEX: DXR), the developer and manufacturer of the Blood Volume Analyzer, and Youthstream Media (Nasdaq: YSTM), an integrated media, marketing, promotions and retail company.

     Our Board of Directors are elected annually by our stockholders. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. Our Board of Directors met on three occasions during the fiscal year ended December 31, 2002.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors has an Audit Committee and a Compensation Committee.

     Our Compensation Committee is currently comprised of Messrs. Adler and Pearlberg. The Compensation Committee is charged with reviewing and approving the compensation and benefits of our key executive officers, administering our employee benefit plans and making recommendations to the full Board of Directors regarding these matters. The Compensation Committee acted by unanimous written consent once during the fiscal year ended December 31, 2002.

     Our Audit Committee is currently comprised of Messrs. Adler, Pearlberg, and Slovin. The Audit Committee's primary responsibilities include the review of internal accounting procedures, consultation with our independent public accountants and the review of the services provided by such independent public accountants. We have adopted an Audit Committee Charter, a copy of which was attached to our proxy statement filed with the Securities and Exchange Commission on August 13, 2001 in connection with our 2001 Annual Meeting of Stockholders. The Audit Committee met four times in the fiscal year ended December 31, 2002. Messrs. Adler, Pearlberg and Slovin are independent directors as defined in the current rules of The Nasdaq Stock Market and under the Sarbanes-Oxley Act of 2002.

     At present, we do not have a nominating committee. Nominations for positions on our Board of Directors are selected by our full Board of Directors. Members of our Compensation and Audit Committees are appointed by our Board of Directors.

VOTE REQUIRED

     The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN BEST INTERESTS OF SENTIGEN HOLDING CORP. AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

                       EXECUTIVE OFFICERS OF THE COMPANY

     Our executive officers and their respective ages and positions as of October 10, 2003 were as follows:

NAME                                    AGE         POSITION WITH THE COMPANY
----                                    ---         -------------------------
Joseph K. Pagano......................  58    Chairman of the Board, Chief Executive
                                              Officer and President
Thomas Livelli........................  50    President and Chief Executive Officer
                                              of Cell & Molecular Technologies, Inc.
Fredrick B. Rolff.....................  32    Chief Financial Officer
Erik R. Lundh.........................  33    Executive Vice President -- Commercial
                                              Operations

     Joseph K. Pagano -- Please see "Proposal No. 1 -- Election of Directors" for information regarding Mr. Pagano.

     Thomas Livelli -- Please see "Proposal No. 1 -- Election of Directors" for information regarding Mr. Livelli.

     Fredrick B. Rolff has served as our Chief Financial Officer since January 2001. Mr. Rolff joined our company in November 2000 as corporate controller. From April 1999 until November 2000, Mr. Rolff was Director, Financial Strategy for Rare Medium Group, Inc., an Internet development and venture capital firm. From January 1998 until April 1999, Mr. Rolff attended Fordham University Graduate School of Business, where he earned an MBA in Finance. From September 1993 until January 1998, Mr. Rolff was employed by KPMG LLP where he provided audit and business advisory services to private and public companies in the financial services industry. Mr. Rolff holds a BS in Accounting from Villanova University, is a Certified Public Accountant and a candidate in the Chartered Financial Analyst program. Mr. Rolff is the nephew of Samuel A. Rozzi.

     Erik R. Lundh has served as our Executive Vice President, Commercial Operations since September 2003. From 2002 to September 2003, Mr. Lundh led the worldwide sales, business development, and services functions at ACLARA BioSciences, Inc. (Nasdaq: ACLA), a leading provider of tools for biopharmaceutical drug discovery and development. From 1999 to 2001, Mr. Lundh was a vice president of sales at SciQuest, Inc. (Nasdaq: SQST), a provider of supply chain technology, services, and domain expertise to the life sciences and industrial research markets. From 1995 to 1999, Mr. Lundh managed sales in the Western U.S. region for QIAGEN Inc. (Nasdaq: QGENF), a leading provider of integrated bio-separation solutions to the life sciences industry. From 1991 to 1994, Mr. Lundh worked as a cardiovascular research scientist at Berlex Biosciences, Inc., the North American subsidiary of Schering AG (NYSE: SHR). Mr. Lundh holds a B.S. in Biological Sciences from Santa Clara University.

                             EXECUTIVE COMPENSATION

     The following table sets forth all cash and non-cash compensation for fiscal 2002, 2001 and 2000 awarded to, earned by or paid to our President and each of the executive officers whose total annual salaries exceeded $100,000 during the fiscal year ended December 31, 2002 for services rendered to us.

                                 ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                             ---------------------------   -----------------------------------------
                                                                      AWARDS               PAYOUTS
                                                           ----------------------------   ----------
                                                                           NUMBER OF
                                                           RESTRICTED     SECURITIES
                                                             STOCK        UNDERLYING         LTIP         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)   AWARDS($)    OPTIONS/SARS(#)   PAYOUTS($)   COMPENSATION($)
---------------------------  ----   ---------   --------   ----------   ---------------   ----------   ---------------
Joseph K. Pagano.........    2002   $175,000         --       --                 --          --            $17,875(2)
  Chairman of the Board,     2001    161,500         --       --                 --          --              1,000(2)
  Chief Executive Officer    2000     85,000         --       --            200,000(1)       --                 --
  and President
Fredrick B. Rolff........    2002    115,000      5,750(3)    --                 --          --              6,000(6)
  Chief Financial Officer    2001     99,100      5,750(3)    --                 --          --              3,000(6)
                             2000     10,240        324(4)    --             50,000(5)       --                 --
Thomas Livelli...........    2002    156,658     20,000(7)    --                             --              6,000(6)
  Chief Executive Officer    2001    150,000     20,000(7)    --             25,000(8)       --              6,000(6)
  and President of CMT       2000    135,000      2,591(4)    --                 --          --              6,000(6)

---------------

(1) On September 15, 2000, we granted Mr. Pagano an option to purchase an aggregate of 200,000 shares of our common stock at $9.00 per share, which expires as to 66,000 shares on September 15, 2005 and 134,000 shares on September 15, 2010. This option vests in four equal annual installments commencing on September 15, 2001.

(2) On November 1, 2001, Mr. Pagano was granted a $500 per month car allowance which continued for the twelve months ended December 31, 2002. In December 2002 we purchased two term insurance policies on the life of Joseph K. Pagano. Sentigen Holding Corp. is the beneficiary under one of the policies in the amount of $5 million. Mr. Pagano's son is the beneficiary under the other policy in the amount of $5 million. The first-year premium on the policy for the benefit of Mr. Pagano's son was $11,875. See below under "Life Insurance Policies on Chairman of the Board and Scientific Consultant" for a description of the life insurance policies.

(3) Our Chief Financial Officer and the employees of CMT were paid a bonus based on 5% of the respective individual's annual salary. Each individual's bonus was prorated for months of service for the years ended December 31, 2002 and December 31, 2001.

(4) Our Chief Financial Officer and management of CMT were paid a bonus based on CMT's pre-tax income for the year ended December 31, 2000. Each individual's bonus was prorated for months of service for the year ended December 31, 2000.

(5) On December 20, 2000, Mr. Rolff was granted an option to purchase 50,000 shares of our common stock at $6.25 per share. The option vests in five equal annual installments commencing on December 20, 2001 and expires on December 20, 2010.

(6) Reflects a $500 per month car allowance.

(7) Reflects Mr. Livelli's annual bonus per his employment agreement.

(8) On May 23, 2001, we granted Mr. Livelli an option to purchase 25,000 shares of our common stock at $9.00 per share, which expires on May 22, 2011. This option vests in five equal annual installments commencing on January 1, 2002.

     We did not grant any stock options in the fiscal year ended December 31, 2002 to our executive officers identified in the Summary Compensation table above. The following table sets forth the fiscal year end option values of outstanding options at December 31, 2002 and the dollar value of unexercised, in-the-money options for our executive officers identified in the Summary Compensation table above.

                    AGGREGATE FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF               VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                              OPTION EXERCISES          HELD AT FISCAL YEAR END        AT FISCAL YEAR END(1)
                          -------------------------   ---------------------------   ---------------------------
                            SHARES
                           ACQUIRED        VALUE
NAME                      ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   -----------   -----------   -------------   -----------   -------------
Joseph K. Pagano........      --            --          317,000        100,000       $678,125          --
Fredrick B. Rolff.......      --            --           20,000         30,000             --          --
Thomas Livelli..........      --            --            5,000         20,000             --          --

---------------

(1) These values are based on the difference between the closing sale price of our common stock on December 31, 2002 of $4.75 and the exercise prices of the options, multiplied by the number of shares of common stock subject to the options.

EMPLOYMENT AGREEMENTS

     Joseph K. Pagano. On May 24, 1999, we entered into an employment agreement with Mr. Pagano to serve as our Chairman of the Board, President and Chief Executive Officer, replacing the consulting agreement that we had with Mr. Pagano. The agreement was for an initial term of one year and automatically renews thereafter unless notice is given by one of the parties. The employment agreement provides for annual base compensation of $85,000. In connection with the employment agreement, the termination date of an option to purchase 217,000 shares of our common stock previously granted to Mr. Pagano was extended on April 30, 1999 by an additional three years to April 30, 2004. The termination date of this option was extended again on September 4, 2003 to April 30, 2006. On September 15, 2000, we granted Mr. Pagano an option to purchase an aggregate of 200,000 shares of our common stock at $9.00 per share, which expires as to 66,000 shares on September 15, 2005 and 134,000 shares on September 15, 2010. This option vests in four equal annual installments commencing on September 15, 2001. In March 2001, we increased Mr. Pagano's annual base compensation to $175,000.

     Thomas Livelli. In connection with our acquisition of CMT, we assumed an employment agreement with Mr. Livelli pursuant to which Mr. Livelli served as President and Chief Executive Officer of CMT through May 22, 2001. As of May 23, 2001, we entered into a new employment agreement with Mr. Livelli to serve in the same capacity until the earlier of May 22, 2006 or the two-year anniversary of a "change in control" (as such term is defined in the employment agreement). The employment agreement provides for annual base compensation of $150,000, with automatic cost of living adjustments on each one-year anniversary of the agreement. Mr. Livelli is also entitled to participate in CMT's bonus plan, which is based on CMT's net profits and allocated each year by the Board of Directors. Mr. Livelli's agreement provides that his bonus shall be at least $20,000 for each full fiscal year of employment. If such minimum bonus payment exceeds Mr. Livelli's allocated bonus under the plan, the excess shall be credited against any future allocated bonuses in excess of $20,000. The employment agreement provides for Mr. Livelli's employment on a full-time basis and contains a provision that the employee will not compete with us during the term of the employment agreement and for a period of two years thereafter. Pursuant to the employment agreement, we granted Mr. Livelli an option to purchase 25,000 shares of our common stock at $9.00 per share. This option expires on May 22, 2011 and vests in five equal annual installments commencing on January 1, 2002. On August 1, 2002 we amended Mr. Livelli's employment agreement to provide for an annual base salary of $165,000. Pursuant to the automatic cost of living adjustment provided for in the agreement we increased Mr. Livelli's annual base salary to $169,571 effective May 23, 2003. On July 29, 2003 we amended Mr. Livelli's employment agreement to provide for a one-time bonus of $10,000 in addition to any bonus earned by Mr. Livelli in 2003. The amendment also extends the terms of Mr. Livelli's employment agreement to the earlier of May 22, 2008 or the two year anniversary of a "change in control" (as such term is defined in the employment agreement).

     Erik R. Lundh. On September 2, 2003 we entered into an employment agreement with Mr. Lundh to serve as our Executive Vice President of Commercial Operations. The agreement is for an initial term of one year and automatically renews thereafter unless notice is given by one of the parties. The employment agreement provides for annual base compensation of $200,000. Mr. Lundh is also entitled to participate in a bonus plan, which will be based on certain operational and financial milestones. The bonus under the plan shall not be less $8,219 in 2003 and shall not be less than $25,000 in 2004. Pursuant to the employment agreement, we granted Mr. Lundh an option to purchase 50,000 shares of our common stock at $4.75 per share. This option expires on September 2, 2013 and vests in five equal annual installments commencing on September 2, 2004. Pursuant to this agreement we leased an apartment in New York, New York for Mr. Lundh for a term of one year, beginning October 1, 2003. The monthly rent for the apartment is $2,450.

DIRECTOR COMPENSATION

     Directors receive no cash compensation for serving on the Board of Directors or for attending board or committee meetings. We reimburse directors for out-of-pocket expenses incurred in connection with attending board and committee meetings. Non-employee directors are eligible to be granted non-qualified stock options under our 2000 Performance Equity Plan. Nonqualified stock options may be exercised for up to 10 years from the date of grant at such exercise prices as the Board of Directors may determine.

STOCK OPTION PLANS

     We have a 1990 Stock Option Plan and a 2000 Performance Equity Plan. We are no longer able to grant options under the 1990 plan. The 2000 plan provides for grants of options to purchase up to 2,000,000 shares of common stock. Under the 2000 plan, we may grant options to employees, directors, consultants, agents and other persons that we deem to be valuable to our company or any of our subsidiaries. The 2000 plan permits our Board of Directors or a stock option committee to issue incentive stock options, as defined in Section 422 of the Internal Revenue Code, and stock options that do not conform to the requirements of that Code section. The exercise price of each incentive stock option may not be less than 100% of the fair market value of the common stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of our outstanding stock or that of any of our subsidiaries within the meaning of Code Section 422, the exercise price may not be less than 110% of the fair market value. The exercise price of each non-incentive stock option also may not be less than 100% of the fair market value of the common stock at the time of grant.

     Options that have been granted under the 1990 Plan may not be exercised prior to the first anniversary, or on or after the tenth anniversary, or fifth anniversary in the case of an incentive stock option granted to a 10% stockholder, of their grant. These options may not be transferred during the lifetime of the option holder.

     Under the 2000 Plan, the Board of Directors may award stock appreciation rights, restricted stock, deferred stock, stock reload options and other stock-based awards in addition to stock options. The 2000 Plan is administered by the Compensation Committee of our Board of Directors. Subject to the provisions of the plans, the Board of Directors or the Compensation Committee have the authority to determine the individuals to whom the stock options are to be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the restrictions, if any, on the exercise of the option, the terms for the payment of the option price and other terms and conditions. Under the 2000 Plan, no more than 200,000 shares in the aggregate may be granted to any one holder in any one calendar year.

     At December 31, 2002, options to purchase an aggregate of 251,250 and 1,062,594 shares of our common stock were outstanding under the 1990 plan and 2000 plan, respectively.

     We have also granted from time to time non-plan options and warrants to certain officers, employees and consultants. Non-plan warrants to purchase an aggregate of 44,810 shares of our common stock were outstanding at December 31, 2002. These warrants were issued in connection with our private placement consummated in November 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of our Compensation Committee has been an employee of ours. None of our executive officers serves as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

     Frederick R. Adler, a member of our Compensation Committee, is of counsel to Fulbright & Jaworski L.L.P. We retained Fulbright & Jaworski L.L.P. as attorneys during our last fiscal year and we intend to retain and compensate Fulbright & Jaworski L.L.P. as attorneys in the future in connection with such legal matters as we deem appropriate.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The Company's basic compensation program for executive officers currently consists of the following elements: annual payments of salary, bonuses and grants of stock options. All future stock option grants will be made under the 2000 Performance Equity Plan.

     As described below, each element of the Company's executive compensation program has a somewhat different purpose. The Committee believes that its principal responsibility is to incentivize and reward executive performance that will lead to long-term enhancement of stockholder value. Therefore, all of the Committee's judgments regarding executive compensation last year were primarily based upon the Committee's assessment of each executive officer's leadership performance and potential to enhance long-term stockholder value rather than upon rigid guidelines or formulas.

     Key factors affecting the Committee's judgments included the nature and scope of the executive officers' responsibilities, and their effectiveness in leading the Company's initiatives to increase value to our customers, productivity and growth, and creating a culture of integrity and compliance with applicable law. The Committee also considered the compensation practices and performances of other companies that are most likely to compete with the Company for the services of executive officers.

     Salary payments in 2002 were made to compensate ongoing performance throughout the year. Bonuses, if any, in a given year are based upon the Committee's determination that the Company's financial results had exceeded performance goals previously established by the Committee and upon its judgment regarding the significance of each executive officer's contributions during a particular year. We established a bonus pool for the year ended December 31, 2002, totaling no more than 5% of the base salary for certain officers and employees of our subsidiary, Cell & Molecular Technologies. During the year ended December 31, 2002, total bonus compensation paid to the two executive officers of Cell & Molecular Technologies, Inc. and the Chief Financial Officer totaled $40,750.

     The Committee's decisions concerning the specific 2002 compensation elements for individual executive officers, including Mr. Pagano, our Chairman, President and Chief Executive Officer, were made within this broad framework and in light of each executive officer's level of responsibility, performance, current salary, prior-year bonus and other compensation awards. As noted above, in all cases the Committee's specific decisions involving 2002 executive officer compensation were ultimately based upon the Committee's judgment about the individual executive officer's performance and potential future contributions, and about whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value. The Committee reserves the right to vary the bonuses of the Executive Officers subject to the approval of the Board of Directors.

     Joseph K. Pagano, who served as our Chairman, President and Chief Executive Officer during the year ended December 31, 2002, was paid a base salary of $175,000. Mr. Pagano was also provided with a $500 per month car allowance as well as a life insurance policy for the benefit of Mr. Pagano's son. The annual cost of the policy in 2002 was $11,875. Mr. Pagano was not granted a stock option in 2002.

                                          Frederick R. Adler
                                          Joel M. Pearlberg

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of the Company was established in April 2000 and currently is composed of Frederick R. Adler, Joel
M. Pearlberg and Bruce E. Slovin. The Audit Committee reviews, acts on and reports to our Board of Directors with respect to various auditing, accounting, financial reporting and internal control matters. All of the Audit Committee members satisfy the definition of independent director as established in the rules of The Nasdaq Stock Market and the Sarbanes-Oxley Act of 2002. The Board of Directors adopted a written charter for the Audit Committee on August 25, 2001, which is attached to the proxy statement filed with the Securities and Exchange Commission on August 13, 2001 in connection with our 2001 Annual Meeting of Stockholders.

     Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review those processes.

     The Audit Committee reviewed the Company's audited consolidated financial statements with the Board of Directors and management, and discussed with Deloitte & Touche LLP, the independent auditors during the 2002 fiscal year, the matters required to be discussed by Statement of Auditing Standard No. 61. The Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with them their independence.

     After reviewing and discussing the audited consolidated financial statements, the Audit Committee recommended that these audited consolidated financial statements be included in the Company's Annual Report on Form 10-K. The Audit Committee also recommended the reappointment, subject to stockholder approval, of Deloitte & Touche LLP and the full Board of Directors concurred.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under these acts.

                                          Frederick R. Adler
                                          Joel M. Pearlberg
                                          Bruce E. Slovin

     PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Our stockholders will be asked to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2002. A representative from Deloitte & Touche is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year totaled approximately $60,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For the fiscal year ended December 31, 2002, there were no fees billed by Deloitte & Touche LLP for information technology services relating to financial information systems design and implementation.

ALL OTHER FEES

     Deloitte & Touche LLP prepared our federal and state tax returns for the fiscal year ended December 31, 2002. Fees for this service totaled $28,500. There were no other fees billed for professional services rendered by our principal accountant during the fiscal year ended December 31, 2002.

     The Audit Committee has considered and concluded that the provision of the non-audit services described above is compatible with maintaining the principal accountant's independence.

CHANGE IN PRINCIPAL INDEPENDENT AUDITORS

     On April 16, 2001, our Board of Directors, upon recommendation of the Audit Committee, dismissed Raich Ende Malter & Co. LLP as our independent auditors and engaged Deloitte & Touche LLP as our new independent auditors to audit our financial statements during 2001.

     The reports of Raich Ende Malter & Co. LLP on our financial statements for the fiscal years ended December 31, 1999 and 2000 did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years and subsequent interim periods, there were no disagreements with Raich Ende Malter & Co. LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Raich Ende Malter & Co. LLP would have caused it to make reference to such disagreement in its reports. Raich Ende Malter & Co. LLP submitted a letter, dated April 17, 2001, stating its agreement with our statements filed on Form 8-K dated April 19, 2001 related to our dismissal of Raich Ende Malter & Co. LLP as our independent auditors.

     On April 16, 2001, Deloitte & Touche LLP was appointed to serve as our independent auditors for 2001. Deloitte & Touche LLP served as our independent auditors in 2002 and the Audit Committee of our Board of Directors also has appointed Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2003, subject to stockholder approval.

     During the fiscal years ended December 31, 1999, 2000 and through April 16, 2001, we did not consult with Deloitte & Touche LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to

Item 304 of Regulation S-K, or a reportable event, as that term is defined in
Item 304(a)(1)(v) of Regulation S-K.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Deloitte & Touche LLP. If you do not vote for this proposal or you indicate "abstain" on your proxy card, your vote will not count either for or against this proposal. Also, if your broker does not vote on this proposal it will have no effect on the votes cast regarding this proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN BEST INTERESTS OF SENTIGEN HOLDING CORP. AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL THEREOF.

STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total return of our common stock from January 1, 1998 through May 31, 1998, the subsequent seven month stub period ended December 31, 1998 reflecting the adoption by us of a calendar fiscal year in connection with the merger of Cell & Molecular Technologies, and from January 1, 1999 through December 31, 2002 with the cumulative total return of companies comprising the Nasdaq Market Index and a Market Capitalization Peer Group Index. The graph plots the growth in value of an initial $100 investment over the indicated time periods, and assuming reinvestment of all dividends, if any, paid on such securities. We have not paid any cash dividends and, therefore, the cumulative total return calculation for us is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

     Market Capitalization Peer Group Index represents companies with market capitalization similar to ours and consists of the following companies: ASTA Funding Inc., Disc, Inc., Guardian Technologies International, Inc., Harvey Electronics, Inc., J2 Communications, Kyzen Corporation Class A, MPSI Systems Inc., Olympic Cascade Financial Corporation, Premier Concepts Inc. and Thermacell Technologies, Inc. Our management believes that a comparison to a peer group of companies on any published industry or line-of-business bases would be inaccurate and misleading in light of the merger of Cell & Molecular Technologies and the diversity of our business operations over the past five years. Hollywood Productions Inc., which was included as part of our peer group for our 1999 proxy statement, is not included in this peer group for purposes of this graph due to a change in that company's business.

                COMPARISON OF 67 MONTH CUMULATIVE TOTAL RETURN*
                         AMONG SENTIGEN HOLDING CORP.,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                                    [GRAPH]

*$100 INVESTED ON 5/30/97 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

-------------------------------------------------------------------------------------------------------------
                       5/30/1997   5/29/1998   12/31/1998   12/31/1999   12/31/2000   12/31/2001   12/31/2002
-------------------------------------------------------------------------------------------------------------
 Sentigen Holding
  Corp.                  100.00      102.38        38.1        76.19       247.62       180.95          176
 Nasdaq Stock Market
  (U.S.)                 100.00      126.82      159.08       295.03          178       141.29        97.68
 Peer Group              100.00       83.43       51.54       126.31        71.93       116.54        79.29

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2002 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     This section discusses certain direct and indirect relationships and transactions involving the Company and any director or executive officer.

 REIMBURSEMENTS TO MR. PAGANO

     Our Board of Directors authorized reimbursement to Mr. Pagano for the cost of using a private aircraft when used in connection with company business. Reimbursement for the use of the aircraft is limited to actual costs incurred. The Board of Directors also determined that reimbursement for use of the aircraft is not to exceed $120,000 for the calendar year ending December 31, 2002. The cost limitation does not include travel on commercial airlines. For the fiscal year ended December 31, 2002 reimbursements to Mr. Pagano for use of a private jet totaled $109,545.

 LIFE INSURANCE POLICIES ON MR. PAGANO

     In December 2002, we purchased two term insurance policies on the life of Joseph K. Pagano, our Chairman, Chief Executive Officer and President. We are the beneficiary under one of the policies in the amount of $5 million. Mr. Pagano's son is the beneficiary under the other policy in the amount of $5 million. We are required to make annual premium payments of $23,750 until December 24, 2012, at which time scheduled annual premium increases begin. The policy is cancelable, non-participating and does not pay dividends.

                             STOCKHOLDER PROPOSALS

     In order for any stockholder proposal to be presented at the Annual Meeting of Stockholders to be held in 2004 or to be eligible for inclusion in our proxy statement for such meeting, such stockholder proposals must be received by us at our principal executive offices in Phillipsburg, New Jersey, by April 15, 2004. Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, stockholders are advised that our management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2004 Annual Meeting of Stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Phillipsburg, New Jersey, not later than June 29, 2004.

                                 OTHER BUSINESS

     The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ JOSEPH K. PAGANO
                                          --------------------------------------
                                          Joseph K. Pagano,
                                          Chairman of the Board, Chief Executive
                                          Officer
                                          and President

Phillipsburg, New Jersey
October 15, 2003

                                 ANNUAL REPORT

     A copy (without exhibits) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, has been provided with this Proxy Statement. Additional copies of the Form 10-K are available, free of charge, upon request directed to:

                             Sentigen Holding Corp.
                              580 Marshall Street
                             Phillipsburg, NJ 08865

                            Attn. Investor Relations

                             SENTIGEN HOLDING CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 19, 2003

     Joseph K. Pagano and Fredrick B. Rolff, each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Sentigen Holding Corp. held of record by the undersigned on October 10, 2003 at the Annual Meeting of Stockholders to be held on 12:00 noon (Eastern Time) on November 19, 2003, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR PROPOSAL 1 AND FOR PROPOSAL 2.

The below-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.








             PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

                   SENTIGEN HOLDING CORP. 2003 ANNUAL MEETING

Proposal No. 1. ELECTION OF DIRECTORS:

1 - Joseph K. Pagano   |_|  FOR all nominees       |_|  WITHHOLD AUTHORITY
2 - Thomas Livelli          listed to the left          to vote for all nominees
3 - Frederick R. Adler      (except as specified        listed to the left.
4 - Samuel A. Rozzi         below)
5 - Joel M. Pearlberg
6 - Gerald Greenwald
7 - Bruce E. Slovin

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
                                               ____________________________
                                              |                            |
                                              |____________________________|

Proposal No. 2.  Proposal to ratify the appointment
                 of Deloitte & Touche LLP as Sentigen's
                 independent auditors for the year
                 ending December 31, 2003.

                                      |_| FOR     |_| AGAINST    |_| ABSTAIN


Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

Check appropriate box
Indicate changes below:                 Date _______________________, 2003

Address Change? |_|        Name Change? |_|

                                                NO. OF SHARES

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                                        Signature(s) In Box
                                        Important: Please sign exactly as
                                        name appears on this card. Each
                                        joint owner should sign. Executors,
                                        administrators, trustees, etc.
                                        should give full title as such. If
                                        signor is a corporation, please
                                        give full corporate name by duly
                                        authorized officer. If a
                                        partnership, please sign in
                                        partnership name by authorized
                                        person.